Exhibit 99.1

Contacts
Zhone Investor Relations: Tel: +1 510.777.7013 Fax: +1 510.777.7001 E: investor-relations@zhone.com	Zhone Public Relations: Tel: +1 404.460.8578 E: aurora.arlet@edelman.com

Zhone Technologies Reports Second Quarter 2012 Financial Results

Oakland, CA — July 18, 2012 — Zhone Technologies, Inc. (NASDAQ: ZHNE), a global pioneer in FTTx network access solutions, today reported its financial results for the second quarter ended June 30, 2012.

Revenue for the second quarter of 2012 was $30.8 million compared to $27.1 million for the first quarter of 2012 and $31.3 million for the second quarter of 2011. Net loss for the second quarter of 2012, calculated in accordance with generally accepted accounting principles (“GAAP”), was $2.1 million or $0.07 per share compared with a net loss of $3.4 million or $0.11 per share for the first quarter of 2012 and a net loss of $1.9 million or $0.06 per share for the second quarter of 2011. Adjusted earnings before stock-based compensation, interest, taxes, and depreciation (“adjusted EBITDA”) was an adjusted EBITDA loss of $1.7 million for the second quarter of 2012, compared to an adjusted EBITDA loss of $3.1 million for the first quarter of 2012 and an adjusted EBITDA loss of $1.1 million for the second quarter of 2011.

“Revenue for the second quarter of 2012 grew by 14% over last quarter from broad based demand for our products both domestically and abroad,” stated Mory Ejabat, Zhone’s chief executive officer. “With moderate growth in revenue and improving gross margins, we’re still hopeful that we can generate positive adjusted EBITDA for the second half of 2012 which remains our primary financial goal.”

Cash, cash equivalents and short-term investments at June 30, 2012 was $13.1 million compared to $18.2 million at December 31, 2011.

Zhone will conduct a conference call and audio webcast today, July 18, 2012, at approximately 2:00 p.m. PT / 5:00 p.m. ET to review its second quarter 2012 results. This call is open to the public by dialing +1 (866) 713-8564 for U.S. callers and +1 (617) 597-5312 for international callers and then entering passcode 36366758. The audio webcast will be simultaneously available on the Investor Relations section of Zhone’s website at http://www.zhone.com/investors/.

A replay of the conference call will be available after the original call by dialing +1 (888) 286-8010 for U.S. callers and +1 (617) 801-6888 for international callers and then entering passcode 99567695. An audio webcast replay will also be available online at http://www.zhone.com/investors/ for approximately one week following the original call.

Non-GAAP Financial Measures

To supplement Zhone’s consolidated financial statements presented in accordance with GAAP, Zhone uses adjusted EBITDA, a non-GAAP measure Zhone believes is appropriate to enhance an overall understanding of Zhone’s past financial performance and prospects for the future. These adjustments to GAAP results are made with the intent of providing greater transparency to supplemental information used by management in its financial and operational decision-making. These non-GAAP results are among the primary indicators that management uses as a basis for making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development, and to fund capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation between net loss calculated on a GAAP basis and adjusted EBITDA on a non-GAAP basis is provided in a table immediately following the Unaudited Condensed Consolidated Statements of Comprehensive Loss.

About Zhone Technologies

Zhone Technologies, Inc. (NASDAQ: ZHNE) is a global leader in all IP multi-service access solutions, serving more than 750 of the world’s most innovative network operators. The IP Zhone is the only solution that enables service providers to build the network of the future…today, supporting end-to-end Voice, Data, Entertainment Social Media, Business, Mobile Backhaul and Mobility service. Zhone is committed to building the fastest and highest quality All IP Multi-Service solution for its customers. Zhone is headquartered in California and its products are manufactured in the USA in a facility that is emission, waste-water and CFC free.

Zhone, the Zhone logo, and all Zhone product names are trademarks of Zhone Technologies, Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or products names are all subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. In addition, forward-looking statements include, among others, statements that refer to financial estimates; projections of revenue, margins, expenses or other financial items. Readers are cautioned that actual results could differ materially from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, commercial acceptance of the Company’s products; intense competition in the communications equipment market; the Company’s ability to execute on its strategy and operating plans; and economic conditions specific to the communications, networking, internet and related industries. In addition, please refer to the risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2011 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2012. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason.

ZHONE TECHNOLOGIES, INC.

Unaudited Condensed Consolidated Statements of Comprehensive Loss

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net revenue	$30,835	$27,062	$31,294	$57,897	$60,866
Cost of revenue	21,556	18,672	20,217	40,228	39,200
Stock-based compensation	7	10	11	17	21

Gross profit	9,272	8,380	11,066	17,652	21,645

Operating expenses:
Research and product development (1)	4,820	4,925	5,449	9,745	10,965
Sales and marketing (1)	4,825	4,715	5,399	9,540	10,893
General and administrative (1)	1,719	2,094	2,093	3,813	4,164

Total operating expenses	11,364	11,734	12,941	23,098	26,022

Operating income (loss)	(2,092)	(3,354)	(1,875)	(5,446)	(4,377)
Other expense, net	6	(27)	(14)	(21)	(5)

Loss before income taxes	(2,086)	(3,381)	(1,889)	(5,467)	(4,382)
Income tax provision (benefit)	16	33	7	49	(46)

Net loss	$(2,102)	$(3,414)	$(1,896)	$(5,516)	$(4,336)

Other comprehensive income (loss)	(20)	4	3	(16)	(7)

Comprehensive loss	$(2,122)	$(3,410)	$(1,893)	$(5,532)	$(4,343)

Weighted average shares outstanding
Basic	30,985	30,857	30,644	30,871	30,618
Diluted	30,985	30,857	30,644	30,871	30,618
Net loss per common share
Basic	$(0.07)	$(0.11)	$(0.06)	$(0.18)	$(0.14)
Diluted	$(0.07)	$(0.11)	$(0.06)	$(0.18)	$(0.14)

(1) Amounts include stock-based compensation costs as follows:
Research and product development	41	44	53	85	100
Sales and marketing	33	35	53	68	105
General and administrative	182	80	175	262	297

	256	159	281	415	502
GAAP net (loss)	$(2,102)	$(3,414)	$(1,896)	$(5,516)	$(4,336)
Stock-based compensation	263	169	292	432	523
Interest expense	9	18	28	27	77
Income taxes	16	33	7	49	(46)
Depreciation	80	77	443	157	896

Non-GAAP adjusted EBITDA (loss)	$(1,734)	$(3,117)	$(1,126)	$(4,851)	$(2,886)

ZHONE TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$13,130	$18,190
Accounts receivable	25,457	31,598
Inventories	27,658	27,393
Prepaid expenses and other current assets	2,393	2,672

Total current assets	68,638	79,853
Property and equipment, net	584	608
Restricted cash	—	58
Other assets	214	213

Total assets	$69,436	$80,732

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,037	$11,797
Line of credit	10,000	15,000
Accrued and other liabilities	8,772	10,029

Total current liabilities	30,809	36,826
Other long-term liabilities	4,085	4,379

Total liabilities	34,894	41,205

Stockholders’ equity:
Common stock	31	31
Additional paid-in capital	1,071,937	1,071,390
Other stockholders’ equity	221	237
Accumulated deficit	(1,037,647)	(1,032,131)

Total stockholders’ equity	34,542	39,527

Total liabilities and stockholders' equity	$69,436	$80,732

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